Exhibit 99.1

NEWS RELEASE For Immediate Release

BrightView to Participate in Upcoming Baird and UBS Investor Conferences

BLUE BELL, PA (May 31, 2022) – BrightView Holdings, Inc. (NYSE: BV), the leading commercial landscaping services company in the United States, today announced that members of its management team will participate in the following investor conferences:

•	Baird 2022 Global Consumer, Technology & Services Conference (New York City)

On June 7, management will participate in a fireside chat presentation at 10:15 am ET.

•	UBS Global Industrials & Transportation Conference (New York City)

On June 8, management will participate in a fireside chat presentation at 8:00 am ET.

A live webcast and archived replay of each presentation will be accessible by visiting BrightView’s investor website at https://investor.brightview.com.

About BrightView

BrightView is the largest provider of commercial landscaping services in the United States. Through its team of approximately 20,000 employees, BrightView provides services ranging from landscape maintenance and enhancements to tree care and landscape development for thousands of customers’ properties, including corporate and commercial properties, HOAs, public parks, hotels and resorts, hospitals and other healthcare facilities, educational institutions, restaurants and retail, and golf courses, among others. BrightView is the Official Field Consultant to Major League Baseball.

For More Information:

Investors

Faten Freiha, Vice President of Investor Relations (484) 567-7148

Faten.Freiha@brightview.com

News Media

David Freireich, Vice President of Communications & Public Affairs

(484) 567-7244

David.Freireich@brightview.com

Source: BrightView Landscapes